Exhibit 10.3

PASSUR AEROSPACE, INC.

2019 STOCK INCENTIVE PLAN (As Amended)

RESTRICTED STOCK UNIT AWARD AGREEMENT

FOR

[insert grantee name here]

Agreement

Grant of Option.  PASSUR Aerospace, Inc. (the “Company”) hereby grants, as of [Date] (the “Date of Grant”), to [Grantee] (the “Grantee”) an Award of Restricted Stock Units (the “RSU”) with respect to [___________] shares of the Company’s common stock, $0.01 par value per share (the “Grant”).  The RSU shall be subject to the terms and conditions in this Agreement (the “Agreement”).  The RSUs are being granted pursuant to the Company’s 2019 Stock Incentive Plan, as amended (the “Plan”), which is incorporated herein for all purposes.  The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

Definitions.

(a)Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

(b)For purposes of this Agreement, the following terms shall have the following meanings:

(i)“Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Grantee and the Company or a Related Company or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (A) the failure by the Grantee to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Company, (B) any violation or breach by the Grantee of his or her employment, consulting or other similar agreement with the Company or a Related Company, if any, (C) any violation or breach by the Grantee of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Company, (D) any act by the Grantee of dishonesty or bad faith with respect to the Company or a Related Company, (E) use of alcohol, drugs or other similar substances in a manner that adversely affects the Grantee’s work performance, or (F) the commission by the Grantee of any act, misdemeanor, or crime reflecting unfavorably upon the Grantee or the Company or any Related Company.  The good faith determination by the Committee of whether the Grantee’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(ii)“Continuous Service” means the uninterrupted provision of services to the Company or any Related Company in any capacity of employee, director, consultant, or other service provider.  Continuous Service shall not be considered to be interrupted in the case of (a) any approved leave of absence (including, without limitation, sick leave, military leave, or any other authorized personal leave), (b) transfers among the Company, any Related Companies, or any successor entities, in any capacity of employee, director, consultant or other service provider, or (c) any change in status as long as the individual remains in the service of the Company or a Related Company in any capacity of employee, director, consultant or other service provider.

(iii)“Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(iv)“Non-Vested RSUs” means any portion of the RSUs subject to this Agreement that has not become vested pursuant to Section 3.

(v)“Vested RSUs” means any portion of the RSUs subject to this Agreement that is and has become vested pursuant to Section 3.

Vesting of RSUs.

(a)Except as otherwise provided in Section 3(b) of this Agreement, or in the Plan, the applicable percentage of the RSU Award shall vest on each of the dates set forth in the following schedule (each a “Vesting Date”), provided that the Continuous Service (as defined below) of the Grantee continues through and on the applicable Vesting Date:

Percentage of RSUs that Vest	Vesting Date
33.3%	October 22, 2022
33.3%	October 22, 2023
33.3%	October 22, 2024

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date.

(b)Notwithstanding anything to the contrary herein or in the Plan, upon a Change of Control of the Company during the Grantee’s Continuous Service with the Company and its Related Entities, the unvested portion of the RSUs shall immediately vest, in full, as of the date of such Change of Control.

Forfeiture of Non-Vested RSUs.  If the Grantee’s Continuous Service with the Company and the Related Entities is terminated for any reason, any RSUs that are not Vested RSUs shall be forfeited and automatically terminate immediately upon termination of the Grantee’s Continuous Service without any payment to the Grantee.  If the Grantee’s Continuous Service is terminated by the Company or a Related Entity for Cause, all Vested RSUs and Non-Vested RSUs shall be forfeited immediately upon such termination of Continuous Service without any payment to the Grantee.  The Committee shall have the power and authority to determine whether or not Cause exists with respect to any termination and to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Grantee’s forfeiture of Vested RSUs or Non-Vested RSUs pursuant to this Section 4.

Settlement of RSUs.

Form and Time of Settlement.  In the event that the RSUs become vested in accordance with Section 3 hereof, then within 30 days after the Vesting Date on which vesting occurs the Vested RSU’s shall be settled by the Company’s delivery of Shares (rounded down to the nearest whole Share), equal to the number of RSUs that have become vested, less any Shares required to be withheld to satisfy any federal, state, local, or foreign income and/or employment taxes that the Company determines it is required to withhold with respect to the Vested RSUs and/ or any Shares delivered in settlement of the Vested RSUs.

Rights with Respect to RSUs.

No Rights as Shareholder Until Delivery.  Except as otherwise provided in this Section 6, the Grantee shall not have any rights, benefits or entitlements with respect to the Shares corresponding to the RSUs unless and until those Shares are delivered to the Grantee in settlement of the RSUs.  On or after delivery, the Grantee shall have, with respect to the Shares delivered, all of the rights of a holder of Shares granted pursuant to the articles of incorporation and by-laws of the Company, or as otherwise available under applicable law.

Adjustments to Shares.  If at any time while this Agreement is in effect and before any Shares have been delivered with respect to any RSU, there shall be any increase or decrease in the number of issued and outstanding Shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in that event, the Committee (or Board as applicable) shall make any adjustments it deems fair and appropriate, in view of such change, in the number of Shares subject to RSUs pursuant to this Agreement to preserve but not enhance the value of RSUs.  If any such adjustment shall result in a fractional Share, such fraction shall be disregarded.

No Restriction on Certain Transactions.  Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement shall not affect in any manner the right, power or authority of the Company or any Related Entity to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's or any Related Entity’s capital structure or business; (ii) any merger, consolidation or similar transaction by or of the Company or any Related Entity; (iii) any offer, issue or sale by the Company or any Related Entity of any capital stock of the Company or any Related Entity, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Shares represented by the RSUs and/or that would include, have or possess other rights, benefits and/or preferences superior to those that such Shares includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company or any Related Entity; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company or any Related Entity; (vi) any dividend or other distribution by the Company or any Related Entity to its shareholders or other owners; or (vii) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

Tax Matters.

Withholding.  As a condition to the Company’s obligations with respect to the RSUs (including, without limitation, any obligation to deliver any Shares) hereunder, the Grantee shall make arrangements satisfactory to the Company to pay to the Company or any Related Entity that employs the Grantee, any federal, state, local or foreign taxes of any kind required to be withheld with respect to the grant, vesting and/or delivery of Shares corresponding to the RSUs.  If the Grantee shall fail to make the tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including the withholding of any Shares that otherwise would be delivered to Grantee under this Agreement) otherwise due to the Grantee any federal, state, local taxes or foreign of any kind required by law to be withheld with respect to such Shares.

Satisfaction of Withholding Requirements.  The Grantee may satisfy the withholding requirements with respect to the RSUs pursuant to any one or combination of the following methods:

(i)payment in cash;

(ii)any broker-assisted cashless exercise procedure adopted by the Committee; or

(iii)if and to the extent permitted by the Committee, payment by surrendering unrestricted previously held Shares which have a value equal to the required withholding amount or the withholding of Shares that otherwise would be deliverable to the Grantee pursuant to this Award.  The Grantee may surrender Shares either by attestation or by delivery of a certificate or certificates for Shares duly endorsed for transfer to the Company, and if required with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require).

Transferability.  Unless otherwise determined by the Committee, the RSUs granted hereby are not transferable otherwise than by will or under the applicable laws of descent and distribution. In addition, the RSUs shall not be assigned, negotiated, pledged, or hypothecated in any way (whether by operation of law or otherwise), and the RSUs shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, negotiate, pledge, or hypothecate the RSUs, or in the event of any levy upon the RSUs by reason of any execution, attachment, or similar process contrary to the provisions hereof, the RSUs shall immediately become null and void.  The terms of this RSUs shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

Amendment or Modification; No Other Assurances.  This Agreement may only be modified or amended in a writing signed by the parties hereto.  No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement.

No Right to Continued Employment or Service.  Neither the Grant nor this Agreement shall confer upon the Grantee any right to continued employment or service with the Company or any Related Entity.

Severability.  If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of RSUs hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the Award hereunder shall remain in full force and effect).

No Trust or Fund Created.  Neither this Agreement nor the grant of RSUs hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Grantee or any other person.  To the extent that the Grantee or any other person acquires a right to receive payments from the Company or any Related Entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

Law Governing.  This Agreement shall be governed in accordance with and governed by the internal laws of the State of New York.

Interpretation; Provisions of Plan Control. This Agreement is subject to all the terms, conditions, and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Grantee accepts the RSU Award subject to all of the terms and provisions of the Plan and this Agreement.  The undersigned Grantee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.

Notices.  Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at One Landmark Square, 19th Floor, Stamford, CT 06901, or if the Company should move its principal office, to such principal office, and, in the case of the Grantee, to the Grantee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

Headings.  Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

Non-Waiver of Breach.  The waiver by any party hereto of the other party's prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he, she or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

Counterparts.  This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

Section 409A.  It is intended that the provisions of this Agreement qualify for the “short-term deferral exception” to Section 409A of the Code set forth in Treas. Reg. Section 1.409A-1(b)(4) and this Agreement shall be interpreted in a manner consistent with (and may be modified by the Committee in its sole and absolute discretion to the extent that the Committee determines that such amendment is necessary or appropriate to comply with) that intent.

Construction.  Captions and titles contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 22nd day of October, 2021.

COMPANY:
PASSUR Aerospace, Inc.

By:
Sean Doherty
Executive VP Finance and Administration

The Grantee acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this RSU Award subject to all of the terms and provisions of the Plan and the Agreement.  The Grantee further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

Dated: GRANTEE:

By:

[Name]